Exhibit 5.2

November 9, 2017

Aralez Pharmaceuticals Inc.

7100 West Credit Avenue, Suite 101

Mississauga, Ontario, L5N 0E4

Canada

Dear Sirs and Mesdames:

Re:                             Registration Statement on Form S-3

We have acted as Canadian counsel for Aralez Pharmaceuticals Inc. (the “Company”), a Company incorporated under the Business Corporations Act (British Columbia), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed public offering by the Company from time to time of the following: (i) common shares; (ii) preferred shares; (iii) warrants; and (iv) debt securities (collectively, the “Securities”), with an aggregate offering price set forth in the Registration Statement. Any preferred shares, warrants or debt securities may be convertible into, or exchangeable for, common shares or other Securities, subject to their terms and provisions.

The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectuses which form a part of the Registration Statement (collectively, the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus.

The warrants may be issued for the purchase of debt or equity securities. The Company may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. The specified terms and provisions of the warrants offered pursuant to an accompanying prospectus supplement, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The Company will issue the warrants under warrant agreements and will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants, all as described in the applicable prospectus supplement.

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities. The debt securities will be issued in one or more series under an indenture (the “Indentures”) that will be entered into with a trustee named therein.

In connection with the Registration Statement, we have investigated and examined such records of the Company and such documents of the Company as we have deemed necessary as a basis for the opinions expressed herein. We have examined originals, or copies identified to our satisfaction, of such certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions expressed herein. We have not conducted any independent enquiries or investigations in respect of the opinions provided hereunder. In all those examinations we have assumed the capacity of all individuals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents and that all facts set forth in the certificates referred to above are true and accurate as of the date hereof.

Our opinion below is expressed only with respect to the laws of the Provinces of British Columbia and Ontario and the laws of Canada applicable therein (the “Jurisdictions”) and is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

Our opinion is expressed with respect to the laws of the Jurisdictions in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1.              The common shares (including common shares issuable upon conversion of or exchange for any of the Securities) will, when approved for issuance by the board of directors of the Company (the “Board”), be duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

2.              Subject to the completion of all steps required to create the series of the preferred shares being issued, if applicable, the preferred shares (including preferred shares issuable upon conversion of or exchange for any of the Securities) will, when approved for issuance by the Board, be duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

3.              The warrants will, when authorized for issuance by the Board, be duly authorized by all necessary corporate action on the part of the Company and, when the final terms of the applicable warrants have been duly established and approved by the Board and such warrants are issued and delivered against payment of valid and sufficient consideration in accordance with the terms of the warrant agreement, as applicable, such warrants will be validly issued.

4.              The debt securities will, when authorized for issuance by the Board, be duly authorized by all necessary corporate action on the part of the Company and, when the final terms of the applicable debt securities have been duly established and approved by the Board and such debt securities are issued and delivered against payment of valid and sufficient consideration in accordance with the terms of the Indentures, as applicable, such debt securities will be validly issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered solely to the addressee hereof in connection with the Registration Statement on Form S-3 and may not be used or relied upon by you for any other purpose or used or relied upon by any other person, nor quoted from or referred to in any documents, without our prior written consent.

Very truly yours,

/s/ STIKEMAN ELLIOTT LLP